EXHIBIT 3.1


                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION

                                          OF

                              ADVANCED NMR SYSTEMS, INC.

                       (Pursuant to Section 242 of the General
                      Corporation Law of the State of Delaware)


                  ADVANCED NMR SYSTEMS, INC., a corporation organized and

        existing under and by virtue of the General Corporation Law of the

        State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

                  FIRST:    The Board of Directors of the Corporation duly
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        adopted resolutions setting forth a proposed amendment (the

        "Amendment") to the Certificate of Incorporation of the Corporation,

        declaring the Amendment to be advisable and calling for the submission of the Amendment to the stockholders of the Corporation pursuant to

        Section 242(b)(2) of the General Corporation Law of the State of

        Delaware (the "DGCL"), and stating that the Amendment will be effective only after approval thereof by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon.

                  SECOND:   Thereafter, pursuant to a resolution of the Board
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        of Directors of the Corporation, the Amendment was submitted to the holders of all of the outstanding shares of Common Stock of the

        Corporation at the 1995 Annual Meeting of Stockholders, and a majority of such holders, adopted the following resolution to amend the

        Certificate of Incorporation of the Corporation:

                    RESOLVED, that the Certificate of Incorporation be, and it hereby is, amended by deleting in its entirety the present Article FOURTH and substituting in lieu thereof the following new Article FOURTH:

                    FOURTH:  Capital Stock.  The total number of shares of
                    ------   -------------
          stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares, of which fifty million (50,000,000) shares shall be Common Stock of the par value of one cent ($.01) per share (hereinafter called "Common Stock").

          THIRD:    The Amendment was duly adopted in accordance with the
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        provisions of Section 242 of the DGCL.



               IN WITNESS WHEREOF, said Advanced NMR Systems, INC. has caused this certificate to be signed by Jack Nelson, its President, as of the 31st day of August, 1995.

                                   ADVANCED NMR SYSTEMS, INC.

                                   By:   /s/ Jack Nelson
                                        ----------------------------
                                              Jack Nelson,
                                         Chairman of the Board